SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            TRIGON HEALTHCARE, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               [Trigon logo here]

                            TRIGON HEALTHCARE, INC.
                             2015 STAPLES MILL ROAD
                            RICHMOND, VIRGINIA 23230

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 16, 1997

TO THE HOLDERS OF TRIGON HEALTHCARE, INC. CLASS A COMMON STOCK:

     The annual meeting of shareholders of Trigon Healthcare, Inc. (the "Company") will be held at the Company's headquarters, 2015 Staples Mill Road, Richmond, Virginia, on Wednesday, April 16, 1997, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect five directors to three-year terms to serve on the Company's Board of Directors;

     2. To consider and vote upon the Company's 1997 Stock Incentive Plan;

     3. To consider and vote upon the Company's Employee Stock Purchase Plan;

     4. To consider and vote upon the Company's Non-Employee Directors Stock Incentive Plan;

     5. To ratify the selection of KPMG Peat Marwick LLP as the independent auditors for the Company for 1997; and

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of shares of Class A Common Stock at the close of business on March 6, 1997, will be entitled to vote at the meeting and any adjournments thereof.

     Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the enclosed envelope.

     You are cordially invited to attend the meeting.

                                      By Order of the Board of Directors

                                  /s/ J. Christopher Wiltshire
                                      -----------------------------------
                                      J. Christopher Wiltshire, Secretary

Richmond, Virginia
March 13, 1997

                                PROXY STATEMENT

                            Trigon Healthcare, Inc.
                             2015 Staples Mill Road
                            Richmond, Virginia 23230

     This Proxy Statement, mailed to shareholders on or about March 14, 1997, is furnished in connection with the solicitation by Trigon Healthcare, Inc. (the "Company") of proxies in the accompanying form for use at the annual meeting of shareholders to be held on April 16, 1997, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended December 31, 1996 is being mailed to you with this Proxy Statement. The annual report includes financial results for Trigon Insurance Company, d/b/a Trigon Blue Cross Blue Shield, formerly Blue Cross and Blue Shield of Virginia, a wholly-owned subsidiary of the Company and its principal operating subsidiary ("Trigon BCBS").

     In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph, electronic means and personal interview. The Company may also engage, at its sole cost, a proxy solicitation firm to assist in the solicitation of proxies of shareholders of record and those shareholders whose shares are held in street name by brokers, banks and other institutions.

     On March 6, 1997, the date for determining shareholders entitled to vote at the meeting, 42,300,022 shares of Class A Common Stock of the Company ("Common Stock") were outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

     Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. A proxy, if executed and not revoked, will be voted FOR the election of the nominees for director named herein, FOR the approval of the Company's 1997 Stock Incentive Plan, FOR the approval of the Company's Employee Stock Purchase Plan, FOR the approval of the Company's Non-Employee Directors Stock Incentive Plan and FOR the ratification of KPMG Peat Marwick LLP as the Company's independent auditors for 1997, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

     A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. If a shareholder returns a duly executed proxy card and no choice is specified, the shareholder's shares will be voted FOR Items 1-5 on the proxy card and at the discretion of the proxyholder for any other matters as may be properly brought before the meeting or any adjournment thereof.

     Votes will be tabulated by one or more Inspectors of Elections. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting, including (i) the approval of the Company's 1997 Stock Incentive Plan, (ii) the approval of the Company's Employee Stock Purchase Plan, (iii) the approval of the Company's Non-Employee Directors Stock Incentive Plan and (iv) the ratification of the selection of KPMG Peat Marwick LLP as the independent auditors for the Company for 1997.

                       ITEM ONE -- ELECTION OF DIRECTORS

     The Company's Board of Directors (the "Board") presently consists of 18 directors, who are divided into three classes with staggered terms. The terms of Hunter B. Andrews, Lenox D. Baker, Jr., M.D., John L. Colley, Jr., Ph.D., Frank
C. Martin, Jr., Donald B. Nolan, M.D. and Hubert R. Stallard as directors of the Company will expire at the time of the 1997 Annual Meeting of shareholders. With the exception of Dr. Colley, each such director has been nominated for reelection at the 1997 Annual Meeting. After 16 years of service on the Board, Dr. Colley is not standing for reelection. The Company is extremely grateful for Dr. Colley's years of valued service. After the 1997 Annual Meeting, the Board will reduce the number of directors from 18 to 17; therefore, there will be no vacancies on the Board.

     Pursuant to Trigon BCBS's Amended and Restated Plan of Demutualization dated October 31, 1996, in February 1997 the Company caused to be elected as directors two nominees, one of whom was selected from a list of nominees submitted by the Virginia Attorney General and one of whom was selected from a list of nominees submitted by the Joint Rules Committee of the Virginia General Assembly. Messrs. Andrews and Stallard are the two directors elected pursuant to these provisions.

     Although all the nominees have consented to being named as a nominee in the Proxy Statement and have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

     Information, including their business experience for the past five years, about the nominees for election as directors, about other directors of the Company whose terms of office do not expire this year and about the Company's executive officers appears below. For the purposes of determining when a director was first elected to the Board, reference is made to the year when the respective director was first elected to the Board of Directors of the Company or Trigon BCBS.

NOMINEES FOR ELECTION TO A THREE-YEAR TERM

     HUNTER B. ANDREWS was elected to the Board in February 1997. He has been an attorney in private practice for more than five years. He was a member of the Virginia State Senate from 1964 to 1996. Mr. Andrews is 75.

     LENOX D. BAKER, JR., M.D. was elected to the Board in 1985. He has been a Norfolk cardiac and thoracic surgeon, and has been affiliated with Mid-Atlantic Cardiothoracic Surgeons, Ltd., since 1979. He is also chief of the Division of Cardiac and Thoracic Surgery at Sentara Hospitals, and an assistant professor of surgery at the Medical College of Hampton Roads. Dr. Baker is President of the Medical Staff at Sentara Norfolk General Hospital. Dr. Baker is 55.

     FRANK C. MARTIN, JR. was elected to the Board in 1975. He is Chairman, Founder, and since 1970 has been Chief Executive Officer of Martin Research, Inc., in Roanoke, Virginia. Mr. Martin is 64.

     DONALD B. NOLAN, M.D. was elected to the Board in 1983. He has been a practicing neurologist in the Roanoke, Virginia area since 1971, and is currently affiliated with the Roanoke Neurological Associates and is Director of the Electro-Diagnostic Laboratory at Roanoke Memorial Hospital. Dr. Nolan is 57.

     HUBERT R. STALLARD was elected to the Board in February 1997. He is President and Chief Executive Officer of Bell Atlantic-Virginia, Inc., a position he has held for more than five years. He is a director of NationsBank, N.A., Universal Corporation and Bell Atlantic-Virginia, Inc. Mr. Stallard is 60.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

     JAMES K. CANDLER was elected to the Board in 1984. He has been President and owner of Candler Oil Company in Lynchburg since 1960. Mr. Candler is a director of Central Health, Inc. and First Federal Savings Bank of Lynchburg. Mr. Candler is 61 and his term as a director will expire in 1998.

     JOHN COLE, JR., M.D. was elected to the Board in 1972 and is a past Chairman of the Board. He is a Roanoke ear, nose, and throat specialist, and has been President of Roanoke Ear, Nose and Throat Clinic, Inc. since 1990, prior to which he held the position of Vice President beginning in 1975. Dr. Cole is 64 and his term as a director will expire in 1999.

     NORWOOD H. DAVIS, JR. joined Trigon BCBS in 1968, and was elected to the Board in 1975. Since 1989, he has served as Chairman of the Board and Chief Executive Officer of Trigon BCBS. He became Chairman of the Company in June 1995. Mr. Davis is a director of Signet Banking Corporation, Altris Software Inc. and Hilb, Rogal & Hamilton Co. Mr. Davis is 57 and his term as a director will expire in 1999.

     ROBERT M. FREEMAN was elected to the Board in 1993. He was Chairman of Signet Banking Corporation from 1990 through December 1996 and served as Chief Executive Officer from April 1989 to May 1996. Mr. Freeman is a director of Signet Banking Corporation. Mr. Freeman is 55 and his term as a director will expire in 1999.

     WILLIAM R. HARVEY, PH.D. was elected to the Board in 1992. He has been President of Hampton University in Hampton, Virginia, since 1978 and owner of the Pepsi-Cola Bottling Company, Houghton, Michigan since 1986. Dr. Harvey is a director of Signet Banking Corporation. Dr. Harvey is 56 and his term as a director will expire in 1998.

     ELIZABETH G. HELM was elected to the Board in 1993. She has been President of Glaize Developments, Inc. in Winchester, Virginia, since 1980. Ms. Helm is a director of Signet Banking Corporation and Shenandoah Life Insurance Company. Ms. Helm is 65 and her term as a director will expire in 1999.

     GARY A. JOBSON was elected to the Board in 1987. He has been a marketing and product development consultant through his company, Maritime Productions since 1978. He is a director of the Blakeslee Group and Sunfish/Laser, Inc. Mr. Jobson is 46 and his term as a director will expire in 1998.

     WILLIAM N. POWELL was elected to the Board in 1980. He has been President of Salem Tools, Inc. since 1981, and is a director of Central Fidelity Bank (regional) and the Mechanical Development Company, Inc. Mr. Powell is 53 and his term as a director will expire in 1998.

     J. CARSON QUARLES was elected to the Board in 1977. He has been Chairman of the Board of Friendship Manor, Inc. in Roanoke, Virginia since 1981. At the end of 1994 he retired from an eight-year term as President of the Southwestern Region of Central Fidelity Bank. Mr. Quarles is 60 and his term as a director will expire in 1998.

     R. GORDON SMITH was elected to the Board in 1995. He has been a partner with McGuire, Woods, Battle & Boothe, L.L.P. in Richmond, Virginia since 1969. Mr. Smith serves on the board of Scott & Stringfellow Financial, Inc. Mr. Smith is 58 and his term as a director will expire in 1998.

     JACKIE M. WARD was elected to the Board in 1993. She is a founder and has served as Chief Executive Officer of Atlanta-based Computer Generation Incorporated since 1970. Ms. Ward serves on the boards of NationsBank, Matria Healthcare, Inc. and SCI Systems Inc. Ms. Ward is 58 and her term as a director will expire in 1999.

     STIRLING L. WILLIAMSON, JR. was elected to the Board in 1979. He has been President of S.L. Williamson Company, Inc. in Charlottesville, Virginia since 1971. Mr. Williamson is a director of Jefferson National Bank. Mr. Williamson is 61 and his term as a director will expire in 1999.

OTHER EXECUTIVE OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES

     PHYLLIS L. COTHRAN joined Trigon BCBS in 1972. She held various positions in the Finance Department prior to becoming the Chief Financial Officer of Trigon BCBS in 1981. She was elected to the position as President and Chief Operating Officer of Trigon BCBS in November 1990. She became President of the Company in June 1995. Ms. Cothran serves as a director of Ethyl Corporation, Tredegar Industries, Inc. and Central Fidelity Banks, Inc. Ms. Cothran is 50. On February 19, 1997, Ms. Cothran announced her resignation from the Company and its subsidiaries effective March 31, 1997.

     RONALD H. BARGATZE has held a variety of positions since joining Trigon BCBS in 1974. From 1987 to 1990 he served as Vice President of Consolidated Healthcare, Inc., an affiliate of Trigon BCBS, until being named Senior Vice President and Chief Operating Officer of the Small Business Unit of Trigon BCBS in 1990. He became Executive Vice President for Operations Support and Chief Operating Officer of the Small Business Unit of Trigon BCBS in 1992, and was appointed to his current position of Executive Vice President and Chief Operating Officer of Integrated Health Systems in April 1994. Mr. Bargatze is 46.

     JOHN C. BERRY joined Trigon BCBS in 1987. He served as Chief Operating Officer of Government and Individual Business from 1987 through 1989 and as Senior Vice President and Chief Operating Officer of Government and Individual Business during 1990. In71991, he was appointed to his current position of Executive V ice President and Chief Operating Officer of Government and Individual Business. Mr. Berry is 59.

     ELMOND A. KENYON joined Trigon BCBS in October 1996 as Senior Vice President, Local Markets. Prior to joining Trigon BCBS, he was employed by CIGNA Corporation since 1986. Since July 1995, he served CIGNA Corporation as Vice President/General Manager, Cigna Health Care of Ohio. From September 1994 to July 1995 he served as General Manager, Cigna Health of Ohio. From June 1990 to September 1994, he served as a CIGNA Regional Marketing and Sales Officer. Mr. Keynon is 48.

     PAUL F. NEZI joined Trigon BCBS in October 1996 as Senior Vice President, Marketing and Underwriting. Prior to joining Trigon BCBS, he served as Executive Vice President and Chief Marketing Officer of Choice Care in Cincinnati, Ohio since 1993. Beginning in November 1995, he also served as President of Choice Care's Development Division. From 1991 through 1992, he served as Vice President and General Manager for the Advanced Imaging Products group of AM Graphics, a division of AM International in Dayton, Ohio. Mr. Nezi is 49.

     THOMAS G. SNEAD, JR. joined Trigon BCBS in 1985. He served as Group Financial Officer of Trigon BCBS from 1989 to 1990, when he was appointed to his current position of Senior Vice President and Chief Financial Officer. He became Treasurer of the Company in June 1995. Mr. Snead is 43.

     J. CHRISTOPHER WILTSHIRE joined Trigon BCBS in October 1996 as Senior Vice President, General Counsel and Corporate Secretary. He also became Secretary of the Company in October 1996. Prior to joining the Company, he was employed by the law firm, McGuire, Woods, Battle & Boothe, L.L.P. for 17 years, the last nine years as partner. Mr. Wiltshire is 42.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information about the equity securities of the Company beneficially owned as of March 1, 1997, by (i) each of the five executive officers named in the Summary Compensation Table (the "Named Executive Officers"); (ii) each director of the Company; (iii) the directors and executive officers as a group; and (iv) each person who is known by the Company to own beneficially more than 5 percent of the Company's outstanding equity securities. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities beneficially owned.

                                                                                      NUMBER OF SHARES
                                                                                  BENEFICIALLY OWNED AS OF           PERCENT OF
NAME                                                                                   MARCH 1, 1997                    CLASS
----                                                                              ------------------------           ----------
NAMED EXECUTIVE OFFICERS
Norwood H. Davis, Jr.**                                                                      50,300(1)                   *
Phyllis L. Cothran(2)                                                                         2,000                      *
Ronald H. Bargatze                                                                            3,000                      *
Manuel Deese(3)                                                                                   0                      *
John C. Berry                                                                                 2,500                      *

DIRECTORS/DIRECTOR NOMINEES
Hunter B. Andrews                                                                             1,000                      *
Lenox D. Baker, Jr., M.D.                                                                     7,700                      *
James K. Candler                                                                              3,500(4)                   *
John Cole, Jr., M.D.                                                                          1,000(5)                   *
John L. Colley, Jr., Ph.D.                                                                    1,000                      *
Robert M. Freeman                                                                             5,000                      *
William R. Harvey, Ph.D.                                                                      7,000                      *
Elizabeth G. Helm                                                                             7,000                      *
Gary A. Jobson                                                                                3,500                      *
Frank C. Martin, Jr.                                                                          2,000(6)                   *
Donald B. Nolan, M.D.                                                                         4,000                      *
William N. Powell                                                                             2,000(7)                   *
J. Carson Quarles                                                                             7,500(8)                   *
R. Gordon Smith                                                                               5,092(9)                   *
Hubert R. Stallard                                                                              500                      *
Jackie M. Ward                                                                                2,000                      *
Stirling L. Williamson, Jr.                                                                   1,000(10)                  *
All Directors, Director Nominees and Executive Officers as a group (26
  persons)                                                                                  130,192(11)                  *

BENEFICIAL OWNERS OF MORE THAN 5%
Fidelity Management and Research Company
82 Devonshire Street
Boston, MA 02109                                                                          2,874,600(12)                 6.8%

  * Less than one percent of the Common Stock outstanding as of March 1, 1997.

 ** Mr. Davis is also a Director of the Company.

 (1) Includes 200 shares owned by Mr. Davis' spouse.

 (2) On February 19, 1997 Ms. Cothran announced her resignation from the Company and its subsidiaries effective March 31, 1997.

 (3) Mr. Deese retired from Trigon BCBS effective January 10, 1997.

 (4) Excludes 1,718 shares held by Candler Oil Company, of which Mr. Candler is the President and a shareholder. Mr. Candler disclaims beneficial ownership of such shares.

 (5) Excludes 611 shares held by Roanoke Ear, Nose and Throat Clinic, Inc., of which Dr. Cole is the President. Dr. Cole disclaims beneficial ownership of such shares.

 (6) Excludes 488 shares held by Martin Research, Inc., of which Mr. Martin is Chairman and Chief Executive Officer. Mr. Martin disclaims beneficial ownership of such shares.

 (7) Excludes 6,841 shares held by Salem Tools, Inc., of which Mr. Powell is President. Mr. Powell disclaims beneficial ownership of such shares.

 (8) Excludes 7,018 shares held by Friendship Manor, Inc., of which Mr. Quarles is Chairman. Mr. Quarles disclaims beneficial ownership of such shares.

 (9) Excludes 11,098 shares held by McGuire, Woods, Battle & Boothe, L.L.P., of which Mr. Smith is a partner. Mr. Smith disclaims beneficial ownership of such shares.

(10) Excludes 8,541 shares held by S.L. Williamson Company, Inc., of which Mr. Williamson is President. Mr. Williamson disclaims beneficial ownership of such shares.

(11) Excludes 36,315 shares as to which the directors, director nominees and executive officers as a group disclaim beneficial ownership.

(12) Fidelity Management and Research Company ("FMR") is the investment manager for the Fidelity Investments group of mutual funds (the "Fidelity Funds"). FMR has advised the Company that as of March 6, 1997, the Fidelity Funds in the aggregate held 2,874,600 shares of the Company's Common Stock representing about 6.8% of the Common Stock outstanding. The largest holding by any single Fidelity Fund was about 3.1% of the Common Stock outstanding. The Company understands that FMR has the power to vote all of the Common Stock held by the Fidelity Funds.

     Trigon BCBS uses the Blue Cross and Blue Shield service marks and trade names throughout most of Virginia pursuant to a trademark license from Blue Cross and Blue Shield Association ("BCBSA"). The trademark license will automatically terminate if any person acquires 20% or more of the Common Stock of the Company. In addition, BCBSA may terminate the trademark license if (i) any person acquires 5% or more of the Common Stock of the Company, (ii) BCBSA concludes that such stock ownership is detrimental to the Blue Cross and Blue Shield service marks and trade names, and (iii) a super-majority of the disinterested members of BCBSA votes for termination. BCBSA has advised the Company that it is reviewing the ownership of Common Stock by the Fidelity Funds and that it may adopt guidelines that will specify when stock ownership of between 5% and 20% will not be considered detrimental to the service marks and trade names. Although the Company cannot determine what conclusion BCBSA may reach, the Company does not believe that BCBSA will conclude that Fidelity's ownership is detrimental to the Blue Cross and Blue Shield service marks and trade names or that BCBSA will seek to obtain the super-majority vote required to terminate the trademark license.

                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

COMMITTEES OF THE BOARD

     The Executive Committee is composed of J. Carson Quarles (Chairman), Lenox
D. Baker, Jr., M.D., James K. Candler, John L. Colley, Jr., Norwood H. Davis, Jr., Elizabeth G. Helm and William N. Powell. Between meetings of the Board, the Executive Committee has the authority of the Board, except to the extent such authority is limited by the provisions of the Company's Articles of Incorporation, the Bylaws or by Virginia law.

     The Audit Committee is composed of James K. Candler (Chairman), Gary A. Jobson, Frank C. Martin, Jr., Donald B. Nolan, M.D., R. Gordon Smith, Hubert R. Stallard and Stirling L. Williamson, Jr. The Audit Committee has authority to investigate the financial reporting processes and internal controls of the Company and to report thereon and make its recommendations to the Board and to the Executive Committee. The Audit Committee reviews the adequacy of internal financial controls, reviews with the Company's independent public accountants their reports, and recommends the selection of the Company's independent public accountants.

     The Human Resources, Compensation and Employee Benefits Committee is composed of John L. Colley, Jr. (Chairman), Lenox D. Baker, Jr., M.D., William
R. Harvey, Elizabeth G. Helm, William N. Powell, Hubert R. Stallard and Jackie
M. Ward. The Human Resources, Compensation, and Employee Benefits Committee considers management proposals, makes recommendations to the Board and, where express authority is conferred by the Board, approves the compensation and benefits programs for the officers and employees of the Company and its subsidiaries.

     The Finance and Investment Committee is composed of William N. Powell (Chairman), Hunter B. Andrews, John L. Colley, Jr., Robert M. Freeman, Frank C. Martin, Jr., R. Gordon Smith and Jackie M. Ward. The Finance and Investment Committee oversees the financial affairs and investments of the Company and its subsidiaries and periodically reports to the Board on these affairs and investments.

     The Nominating and Corporate Governance Committee is composed of Elizabeth
G. Helm (Chairperson), Hunter B. Andrews, John Cole, Jr., M.D., Robert M. Freeman, William7R. Harvey and Gary A. Jobson. The Nominating and Corporate Governance Committee recommends to the Board those persons to be nominated for election as directors of the Company. The Committee also recommends to the Board persons to be elected as chairmen and members of the Executive Committee and standing Board committees (except Chairman of the Audit Committee), and officers of the Company. The Committee may also make recommendations to the Board on corporate governance issues. The Nominating and Corporate Governance Committee also reviews any actual or potential conflicts of interest involving any officer or director of the Company.

     The Provider Policy Committee is composed of Lenox D. Baker, Jr., M.D. (Chairman), James K. Candler, John Cole, Jr., M.D., Donald B. Nolan, M.D. and Stirling L. Williamson, Jr. The Provider Policy Committee reviews management proposals, and makes recommendations to the Board with respect to the Company's policies and procedures that have or will have a substantial impact upon institutional and professional providers of health care services.

ATTENDANCE AT MEETINGS

     As the Company was a wholly-owned subsidiary of Trigon BCBS prior to February 5, 1997, the Board held only one meeting during 1996. Drs. Colley and Harvey were not in attendance. There were no committee meetings held in 1996 because Board committees were not formed until January 1997.

COMPENSATION OF DIRECTORS

     Directors who are officers or employees of the Company receive no compensation as such for service as members of the Board or committees thereof. Directors who are not officers or employees of the Company receive a quarterly retainer of $3,500, a quarterly retainer of $250 to serve as a Committee Chairman, a fee of $1,000 for each Board meeting attended, a fee of $250 for attending a Committee meeting on a day on which a Board meeting is also held, a fee of $500 for attending a Committee meeting on a day on which a Board meeting is not held, a fee of $350 for attendance at a Board meeting held by conference call and a fee of $100 for attending other Board related meetings. Fees paid to Directors may be deferred under the Company's non-qualified deferred compensation plan. See "Compensation of Executive Officers -- Deferred Compensation." In addition, see the information contained in Item Four herein concerning the provisions of the Company's Non-Employee Director Stock Incentive Plan, which, if approved by shareholders at the 1997 Annual Meeting, will alter the compensation paid to non-employee directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Human Resources, Compensation and Employee Benefits Committee of the Board includes: John L. Colley, Jr. (Chairman), Lenox D. Baker, Jr., M.D., William R. Harvey, Elizabeth G. Helm, William N. Powell, Hubert R. Stallard and Jackie M. Ward. None of the Committee members is or was an officer or employee of the Company. There are executives and directors of the Company that also serve on the Board of Directors of other entities. However, there are no Compensation Committee interlocks between the Company and other entities.

NOMINATIONS FOR DIRECTORS

     In accordance with the Company's Bylaws, a shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. To be timely, a shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company. Any such notice must be received (i) on or after the first day of February and before the first day of March of the year in which the meeting will be held if the meeting is to be an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the applicable annual meeting, as prescribed in the Company's Bylaws, has been changed by more than 30 days, or (iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of shareholders called for the purpose of electing directors is first given to shareholders. The contents of such notice must be as specified in the Company's Bylaws, a copy of which may be obtained by any shareholder who directs a written request for the same to the Secretary of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company or any of its subsidiaries to the chief executive officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries for the year ended December 31, 1996.

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                                                    ------------
                                                          ANNUAL COMPENSATION                         PAYOUTS
                                       ---------------------------------------------------------   ------------
                                                                                OTHER ANNUAL            LTIP
NAME AND PRINCIPAL POSITION            YEAR    SALARY ($)(1)    BONUS ($)    COMPENSATION ($)(2)    PAYOUTS ($)
---------------------------            ----    -------------    ---------    -------------------   ------------
Norwood H. Davis, Jr.                  1996      $ 650,000         $ 0             $ 9,327            $      0
  Chairman of the Company; Chairman
  and Chief Executive Officer of
  Trigon BCBS
Phyllis L. Cothran (4)                 1996        370,000           0                 658                   0
  President of the Company;
  President and Chief Operating
  Officer of Trigon BCBS
Ronald H. Bargatze                     1996        233,700           0               1,393                   0
  Executive VP & COO, Integrated
  Health Systems, Trigon BCBS
Manuel Deese (5)                       1996        211,800           0                 828                   0
  Executive VP & COO, Major
  Accounts, Trigon BCBS
John C. Berry                          1996        200,700           0               1,478              20,070(6)
  Executive VP & COO Government &
  Individual Business, Trigon BCBS

                                           ALL OTHER
NAME AND PRINCIPAL POSITION           COMPENSATION ($)(3)
---------------------------           -------------------
Norwood H. Davis, Jr.                       $32,869
  Chairman of the Company; Chairman
  and Chief Executive Officer of
  Trigon BCBS
Phyllis L. Cothran (4)                       15,647
  President of the Company;
  President and Chief Operating
  Officer of Trigon BCBS
Ronald H. Bargatze                           10,967
  Executive VP & COO, Integrated
  Health Systems, Trigon BCBS
Manuel Deese (5)                              8,673
  Executive VP & COO, Major
  Accounts, Trigon BCBS
John C. Berry                                 9,086
  Executive VP & COO Government &
  Individual Business, Trigon BCBS

(1) Includes amounts deferred under Trigon BCBS's 401(k), 401(k) Restoration and nonqualified deferred compensation plans.

(2) None of the named individuals received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their salary and bonus. Each named executive received a 1996 car allowance of $9,400, which is not included above, but does exceed 25% of the aggregate perquisite amount. Includes Medicare tax and related income tax gross-up paid by Trigon BCBS or any of its subsidiaries for named executives on the present value of their vested non-qualified Supplemental Executive Retirement Plan benefit earned in 1996 in the amounts of $8,415 for Mr. Davis, $1,248 for Mr. Bargatze, $735 for Mr. Deese, and $1,375 for Mr. Berry. Includes Medicare tax and related income tax gross-up paid by Trigon BCBS for named executives with respect to employer contributions under the 401(k) non-qualified Restoration Plan in the amounts of $393 for Mr. Davis, $195 for Ms. Cothran, $145 for Mr. Bargatze, $93 for Mr. Deese, and $103 for Mr. Berry. Includes income tax gross-up on spousal travel paid by Trigon BCBS in the amount of $463 for Ms. Cothran. Includes income tax gross-up paid by Trigon BCBS on a Trigon BCBS-sponsored non-cash Eagle Award of $519 for Mr. Davis.

(3) Includes matching contributions under Trigon BCBS's 401(k) and 401(k) Restoration Plans in the amount of $22,050 for Mr. Davis, $13,200 for Ms. Cothran, $10,967 for Mr. Bargatze, $8,673 for Mr. Deese, and $9,086 for Mr. Berry. Includes actuarial equivalent of the benefit to the executive from payment of annual premiums by Trigon BCBS under a split dollar life insurance program in the amounts of $10,713 for Mr. Davis and $2,447 for Ms. Cothran. Includes above-market interest credited for future payment on deferred compensation in the amount of $106 for Mr. Davis.

(4) On February 19, 1997, Ms. Cothran announced her resignation from the Company and its subsidiaries effective March 31, 1997.

(5) Mr. Deese retired from Trigon BCBS effective January 10, 1997.

(6) Payout of long-term cash award in 1997 for three year performance period beginning January 1, 1994 and ending on December 31, 1996.

     The Long-Term Incentive Plan Table below provides information concerning estimated award ranges for the cash plan initiated in 1996 based on the performance period January 1, 1996 through December 31, 1998. Trigon BCBS's Long-Term Incentive Plan is based on 3-year overlapping performance cycles.

          LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR (1)

                                                                                      ESTIMATED FUTURE PAYOUTS
                                          NUMBER OF        PERFORMANCE OR         UNDER NON-STOCK PRICE BASED PLANS
                                        UNITS OR OTHER      OTHER PERIOD          ---------------------------------
                                            RIGHTS         UNTIL MATURATION      THRESHOLD       TARGET       MAXIMUM
NAME                                          #               OR PAYOUT              $             $             $
----                                    --------------     ----------------      ---------      --------     --------
Norwood H. Davis, Jr.                        N/A              1996-1998          $ 130,000      $260,000     $520,000
Phyllis L. Cothran                           N/A              1996-1998             64,750       129,500      259,000
Ronald H. Bargatze                           N/A              1996-1998             29,213        58,425      116,850
Manuel Deese                                 N/A              1996-1998             26,475        52,950      105,900
John C. Berry                                N/A              1996-1998             25,088        50,175      100,350

(1) Strategic performance objectives are set in advance of the three-year period and are measured at the end of the period. The current performance objectives focus on average annual growth in consolidated operating income over the three-year period and the commercial medical loss ratio versus the Company's peer group for the third year of the three-year period. The awards are paid in a single lump sum at the end of three years depending on the achievement of specified performance measures. Each three-year cycle provides target awards between 10% and 40% of a participant's salary. Each objective will have a performance range and potential payout from Threshold to Maximum.

RETIREMENT PLAN

     Trigon BCBS sponsors a non-contributory retirement program (the "Retirement Plan") for certain employees that is qualified under Internal Revenue Code (section mark) 401(a) and subject to ERISA. Trigon BCBS also sponsors the Supplemental Executive Retirement Plan, which provides additional benefits, payable out of general Trigon BCBS assets to certain employees. The benefits are equal to the benefits these employees cannot receive under the qualified retirement program because of Internal Revenue Code limits on benefits and restrictions on participation by highly compensated employees.

     The following table shows the projected annual benefit (not including offsets for primary social security) for the remuneration level and years of credited service indicated that would be payable in the form of a straight life annuity commencing at age 65 under the present benefit formula of the Retirement Plan. The amounts shown include the benefits payable under the Retirement Plan and the Supplemental Executive Retirement Plan.

                             PENSION PLAN TABLE(1)

                                       YEARS OF SERVICE
                 ------------------------------------------------------------
REMUNERATION        15           20           25           30           35
------------     --------     --------     --------     --------     --------
 $300,000        $ 90,000     $120,000     $150,000     $180,000     $180,000
  350,000         105,000      140,000      175,000      210,000      210,000
  400,000         120,000      160,000      200,000      240,000      240,000
  450,000         135,000      180,000      225,000      270,000      270,000
  500,000         150,000      200,000      250,000      300,000      300,000
  550,000         165,000      220,000      275,000      330,000      330,000
  600,000         180,000      240,000      300,000      360,000      360,000
  650,000         195,000      260,000      325,000      390,000      390,000
  700,000         210,000      280,000      350,000      420,000      420,000
  750,000         225,000      300,000      375,000      450,000      450,000
  800,000         240,000      320,000      400,000      480,000      480,000
  850,000         255,000      340,000      425,000      510,000      510,000
  900,000         270,000      360,000      450,000      540,000      540,000
  950,000         285,000      380,000      475,000      570,000      570,000
 1,000,000        300,000      400,000      500,000      600,000      600,000

(1) Compensation covered by the retirement plans includes: W-2 earnings, deferred compensation, 401(k) plan and 401(k) Restoration plan contributions and amounts excluded from income under Section 125 of the Code (flexible spending accounts and flex benefit amounts). Under the Retirement Plan's formula, a participant's annual retirement benefit at normal retirement age (65 years) is equal to 60% of the average of the participant's highest five consecutive years' salary in the last ten years, minus 50% of the participant's primary social security benefit, all multiplied by years of credited service and divided by 30. Participants become vested in the plans with five years of credited service. The Pension Plan Table and Summary Compensation Table may be used to estimate pension benefits for each of the named executive officers based on their credited years of service as of December 31, 1996: Mr. Davis, 29 years; Ms. Cothran, 25 years; Mr. Bargatze, 20 years; Mr. Deese, 11 years; and Mr. Berry, 10 years. The covered compensation under both the Retirement Plan and the Supplemental Executive Retirement Plan for 1996 was: Mr. Davis, $785,611; Ms. Cothran, $462,225; Mr. Bargatze, $381,872; Mr. Deese, $305,296; and Mr. Berry, $321,100.

DEFERRED COMPENSATION

     The Company offers a non-qualified deferred compensation plan to all Board members and officers of Trigon BCBS at or above the level of Vice President. Interest credited to plan participants is funded through Trigon BCBS-owned life insurance. The plan is called The Limited Fixed Return Plan. Interest rates are guaranteed in four-year increments and are initially set at the dividend reinvestment rate specified by the life insurance carrier. Those electing to defer may begin receiving benefit payouts no sooner than age 55. As of December 31, 1996, 26 officers have deferred a balance of $1,054,059. Interest credited in 1996 to the various participants equaled $83,358. As of December 31, 1996, eight directors and three past directors have deferred a balance of $1,651,372 and interest credited to the various participants in 1996 equaled $128,585.

     Mr. Davis also has a separate defined salary deferral plan established in 1989. To date $43,000 of his compensation has been deferred. No amounts were deferred for 1996. Amounts deferred are invested by Trigon BCBS in investments selected by a Trigon BCBS-appointed investment manager. Mr. Davis bears all risk of gain or loss with respect to the investments made. Distribution of plan assets will be upon termination of employment.

EMPLOYMENT AGREEMENTS

     Norwood H. Davis, Jr., Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Trigon BCBS, entered into an employment agreement with Trigon BCBS as of March 13, 1996. This agreement superseded all prior agreements. Under Mr. Davis' agreement, his employment is at will and he may resign at any time. Also, Trigon BCBS may discharge Mr. Davis at any time, with or without cause. Mr. Davis is entitled to receive an annual base salary of an amount determined by the Board which can be adjusted upward each year as determined by the Board. He is also eligible for an award of incentive compensation each year. While employed by Trigon BCBS, Mr. Davis is entitled to benefits offered to all employees. In addition, Trigon BCBS will provide an automobile allowance, tax and financial planning services and reimbursement for other business expenses. Also, if Mr. Davis becomes disabled and is entitled to receive benefits under the Long-Term Disability Program, Trigon BCBS will make supplemental monthly payments so that the entire benefit is equal to 60% of his base salary. Under this agreement, Mr. Davis agrees not to compete as an equity owner or employee with Trigon BCBS or its affiliates for three years after his resignation as an employee or his termination with cause. The agreement also provides that upon termination of Mr. Davis's employment for any reason (other than a termination resulting from his resignation if he fails to give Trigon BCBS at least six months' prior written notice of the resignation), Mr. Davis is entitled to receive a severance payment equal to three times the highest annual cash compensation received by him during the three calendar years preceding the termination of his employment.

     The employment agreement also sets forth an enhanced retirement benefit for Mr. Davis. Under the enhanced benefit, Trigon BCBS agrees to pay Mr. Davis an amount equal to the difference between (i) the benefit Mr. Davis would receive under the Retirement Plan and the Supplemental Executive Retirement Plan if Mr. Davis had remained in the employ of Trigon BCBS receiving credited service until age 65 (3/10/2005) (assuming continued annual compensation at a rate equal to his highest annual compensation during the three calendar years immediately preceding retirement) and (ii) the benefit Mr. Davis actually receives under the Retirement Plan and Supplemental Executive Retirement Plan. If retirement occurs at or after age 61 (3/10/2001) 100% of the enhanced benefit is payable. If retirement occurs at age 60 (3/10/2000) 96% of the difference between the enhanced and basic benefit is payable. For each additional year of retirement earlier than age 61 the percentage difference between the enhanced and basic benefit decreases by four percentage points.

     Phyllis L. Cothran, President of the Company and President and Chief Operating Officer of Trigon BCBS, also has an employment agreement which is similar to Mr. Davis', with the exception of the special retirement benefits. Base salary for Ms. Cothran is determined annually by the Chief Executive Officer and the Human Resources, Compensation and Employee Benefits Committee of the Board. Ms. Cothran is eligible to participate in Trigon BCBS's Annual Incentive Program, Long-Term Incentive Program, and in any similar incentive plans that are made available to senior executives of Trigon BCBS. On February 19, 1997, Ms. Cothran announced her resignation from the Company and all of its subsidiaries effective March 31, 1997.

SEVERANCE AGREEMENTS

     Messrs. Bargatze, Deese and Berry have entered into severance agreements with Trigon BCBS. The agreements provide for payments upon resignation or termination (other than for cause or in the case of death) and an agreement not to compete as an equity owner or employee with Trigon BCBS or its affiliates for a certain period after such resignation or termination. The severance agreement between Trigon BCBS and Mr. Bargatze provides for two years of payments and two years of noncompetition. The severance agreements between Trigon BCBS and Messrs. Deese and Berry provide for one year of payments and one year of noncompetition. Mr. Deese retired from Trigon BCBS on January 10, 1997, commencing his one year severance period. In addition, in February 1997 Trigon BCBS awarded Mr. Deese a one-time payment of $514,273 in recognition of his contributions during 11 years of valued service.

                  REPORT OF THE HUMAN RESOURCES, COMPENSATION
                        AND EMPLOYEE BENEFITS COMMITTEE

     The Human Resources, Compensation and Employee Benefits Committee of the Board of Directors (the "Committee") reviews and approves, subject to Board ratification, actions regarding the executive compensation programs of the Company and its subsidiaries. The Committee is composed entirely of outside directors.

     The purpose of the Company's compensation program is to attract, motivate, and retain the executive management necessary to enhance profitability of the Company and increase shareholder value. The philosophy underlying the Company's executive compensation program is to create:

      -- a competitive total compensation level that appropriately rewards both short and long-term success; and

      -- variable pay opportunities that subject a significant portion of the executive's total compensation to performance risk.

     The goal is a compensation program that results in total compensation generally at the median for the market level when the Company's performance is at the desired level as compared with its competitors and above or below market levels when performance varies.

     The Company's executive compensation program is currently composed of three basic elements: base salary, an annual cash incentive program, and a long-term cash incentive program. The Committee supports executive stock ownership as a means to link management interests and shareholder interests. The Company is seeking shareholder approval for a stock incentive program at the 1997 Annual Meeting of Shareholders as explained further below.

     BASE SALARY -- Base salaries are targeted at the average of the competitive market, consisting of national managed care companies, national insurance companies, and local financial institutions. Base salary levels are targeted at the market median pay for each executive. The base salary compensation of senior officers of the Company and its subsidiaries is reviewed by the Committee every twelve months and any changes must be approved by the Committee.

     ANNUAL MANAGEMENT INCENTIVE -- Trigon BCBS's annual cash incentive program is based on yearly performance objectives. Program participants include executives and key management employees. The Chief Executive Officer recommends the amount of potential awards and the targeted performance goals for participants. For each performance objective, a performance range and potential payout from "Threshold" to "Maximum" is determined. The Committee reviews and approves objectives, performance targets and potential payouts for all senior officers. The Board of Directors ratifies the objectives, targets and potential payouts for the Chief Executive Officer. After the end of the fiscal year, the Committee measures the Company's performance against the objectives and certifies the amount of payment, if any. The 1996 annual corporate performance objectives for the Chief Executive Officer and corporate staff participants included consolidated operating income, administrative expense per policy month, net growth in policies and an individual performance measure. The 1996 annual program for business unit employees included the same objectives at the business unit level. For 1996, each participant's award contained a minimum consolidated operating income level that had to be reached before any annual payments would be made. During 1996, target award opportunities represented between 11% and 50% of a participant's salary. For 1996, the Company's consolidated operating income did not reach the minimum level for payment of annual incentives and there were no payments made to the Named Executive Officers under the program for 1996.

     LONG-TERM MANAGEMENT INCENTIVE -- The Trigon BCBS long-term cash management incentive program is based on the achievement of three-year strategic performance objectives. Most officers, including all the Named Executive Officers, participate in the program. The program provides incentives based on rolling three-year performance periods. Company performance measures are set at the beginning of the three-year period and are measured at the end of the period. The awards are paid in a single lump sum at the end of the period, based on the degree of achievement of the specified performance goals. Each of the three-year performance periods currently in operation measures average annual growth in consolidated operating income and the Company's commercial medical loss ratio versus the Company's peer group for the third year of the performance cycle. Each three-year cycle provides target awards between 10% and 40% of a participant's salary. A performance range and potential payout from "Threshold" to "Maximum" is established by the Committee for each cycle. The Committee reviews and approves objectives, performance targets, and potential payouts for all senior officers. The Board of Directors ratifies the objectives, targets and potential payouts for the Chief Executive Officer. After the end of the three-year cycle, the Committee measures the Company's performance against the objectives and certifies the amount of payment, if any. Awards under the 1994-1996 performance cycle for Named Executive Officers are included in the Summary Compensation Table.

     STOCK INCENTIVE PLAN -- The Committee and the Board of Directors approved the 1997 Stock Incentive Plan on February 19, 1997, subject to approval by shareholders at the annual meeting on April 16, 1997. The 1997 Stock Incentive Plan is described in Exhibit A of this proxy statement. If the 1997 Stock Incentive Plan is approved by shareholders, the Committee currently intends to include equity-based compensation for employees in the Company's compensation structure. The Committee believes that stock compensation will provide additional incentives to employees, including management, to focus on enhancements to shareholder value.

     CHIEF EXECUTIVE OFFICER -- The Company's Chief Executive Officer, Norwood
H. Davis, Jr., participates in each of compensation programs available to executives. Other aspects of Mr. Davis' compensation are described under "Employment Agreements". The Chief Executive Officer's base salary is based on the same market criteria used for other senior officers and is ratified by the Board of Directors. Mr. Davis' base salary for 1996 was slightly below the average of the peer group of managed care companies. The Chief Executive Officer did not receive an award under the 1996 annual management incentive program or the 1994-1996 cycle of the long-term management incentive program.

     INTERNAL REVENUE CODE 162(M) COMPLIANCE -- The Company's pay philosophy is to have a large percentage of potential total compensation as performance focused for executives. In support of this compensation philosophy, executives can be rewarded at or above market levels when the Company performs above expectations. Section 162(m) of the Internal Revenue Code provides generally that compensation paid to the Named Executive Officers in excess of $1 million is deductible only if paid pursuant to qualifying performance-based compensation plans approved by shareholders. The 1997 Stock Incentive Plan would allow the use of short and long-term cash compensation and stock compensation that qualifies as performance-based compensation under Section 162(m). If the 1997 Stock Incentive Plan is approved, the Committee currently intends to take the necessary steps so that all compensation paid is deductible for federal income tax purposes. In the future, the Committee will take actions to maximize the effectiveness of the Company's compensation programs and preserve tax deductibility to the extent consistent with the best interests of the Company and its shareholders.

     This report is submitted by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors.

                                            John L. Colley, Jr., Chairman
                                            Lenox D. Baker, Jr., M.D.
                                            William R. Harvey
                                            Elizabeth G. Helm
                                            William N. Powell
                                            Hubert R. Stallard
                                            Jackie M. Ward

                          ITEM TWO -- APPROVAL OF THE
               TRIGON HEALTHCARE, INC. 1997 STOCK INCENTIVE PLAN

INTRODUCTION

     The Board has adopted, and recommends that the shareholders approve, the Company's 1997 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to provide a means for employees of the Company and its subsidiaries to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company and its subsidiaries.

     The Incentive Plan was adopted by the Board on February 19, 1997, subject to shareholder approval. Unless sooner terminated by the Board, the Incentive Plan will terminate on February 18, 2007. No incentive awards may be made under the Incentive Plan after termination.

     The principal features of the Incentive Plan are summarized below. The summary is qualified by reference to the complete text of the Incentive Plan, which is attached as Exhibit A. Capitalized terms used in this Item Two but not defined herein shall have the meanings assigned to them in Exhibit A.

GENERAL

     The Incentive Plan authorizes the reservation of 3,550,000 shares of Common Stock for issuance pursuant to incentive awards made under the Incentive Plan. Such incentive awards may be in the form of stock options, stock appreciation rights, restricted stock or performance stock. The Incentive Plan also provides for cash performance awards. No more than 300,000 shares may be subjected to stock awards for any single employee in any year. The maximum cash amount payable under the Plan to any individual Participant in any Plan Year shall not exceed $2,000,000.

     If an incentive award is canceled, terminates or lapses unexercised, any unissued shares allocated to such incentive award may be subjected again to an incentive award. If shares of restricted stock are reacquired by the Company, such shares may again be subjected to an incentive award under the Incentive Plan. Shares subject to options granted under the Incentive Plan that are not issued under the Incentive Plan because such options are canceled, expire or otherwise terminate unexercised may be subjected to an incentive award and issued under the Incentive Plan.

     Adjustments will be made in the number of shares that may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.

     The Common Stock is traded on the New York Stock Exchange, and on March 6, 1997, the closing price was $18 1/2. The Company presently intends to register the shares issuable under the Incentive Plan under the Securities Act of 1933 after shareholder approval is received.

     No awards had been granted under the Incentive Plan as of March 6, 1997.

ELIGIBILITY

     All present and future employees of the Company or its subsidiaries are eligible to receive incentive awards under the Incentive Plan.

ADMINISTRATION

     An independent committee (the "Committee") will administer the Incentive Plan. It is anticipated that the Committee will be the Human Resources, Compensation and Employee Benefits Committee of the Board. The Committee has the power and complete discretion to determine when to grant incentive awards; which eligible employees will receive incentive awards; whether the award will be an option, stock appreciation right, restricted stock, performance stock or a performance award; whether stock appreciation rights will be attached to options; and the number of shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock received under the Incentive Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to an incentive award. The Committee is also expressly authorized to make an award under the Incentive Plan conditioned upon the surrender for cancellation of an existing incentive award.

PERFORMANCE AWARDS

     For each Plan Year, the Committee will select the Performance Criteria to be used for that Plan Year. The permissible Performance Criteria include any of the following areas of performance of the Company or any subsidiary as determined by generally accepted accounting principles or as publicly reported by the Company: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; operating income (with or without investment income or income taxes); operating cash flow; investment performance; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue or assets; medical loss ratio; or number of policyholders or insureds. The Committee will also determine the appropriate weight to be given to any applicable Performance Criteria for a Plan Year. A Performance Criteria may be used with or without adjustment for extraordinary or nonrecurring items.

     For each Performance Criteria, the Committee will establish one or more Performance Goals. During a Plan Year, the Committee may increase, but not decrease, a Performance Goal. For each performance award, the Committee will establish the amount of cash or Common Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any grant of a performance award will be made not later than 90 days after the start of the period for which the performance award relates and will be made prior to the completion of 25% of such period. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided in a performance award. The Performance Criteria and Performance Goals may vary among participants for a Plan Year.

     Performance awards will be paid in cash, Common Stock or both, at such time or times as are provided in the participant's award agreement. The Committee may provide in the award agreement that the Participant may make a prior election to defer the payment under a performance award subject to such terms and conditions as the Committee may determine.

STOCK OPTIONS

     Options to purchase shares of Common Stock granted under the Incentive Plan may be "incentive stock options" or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code (the "Code"), while nonstatutory stock options do not. The option price of Common Stock covered by an incentive stock option may not be less than 100 percent (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by a nonstatutory option may not be less than 100 percent of the fair market value of the Common Stock on the date of grant. In addition, no more than $100,000 of incentive stock options, based on the exercise price, may be initially exercisable in any calendar year under the Incentive Plan or any other similar plan maintained by the Company.

     Options may only be exercised at such times as may be specified by the Committee, provided, however, that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10 percent shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of employment because of death or disability.

     If the option so provides or the Committee authorizes, an optionee exercising an option may pay the purchase price in cash; by delivering or causing to be withheld from the option shares, shares of Common Stock; by delivering a promissory note; or by delivering an exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

CHANGE OF CONTROL

     The Committee may, in its discretion, include provisions in stock options granted under the Incentive Plan that will make the options become fully exercisable upon a Change of Control, or upon the occurrence of one or more events subsequent to a Change of Control, notwithstanding other conditions on exercisability in the option. A "Change of Control" will be deemed to have taken place if:

          (i) any person, including a "group" as defined in Rule 13d-3 of the Securities Exchange Act of 1934 becomes the owner or beneficial owner of Company securities having 20% or more of the stock of the Company (excluding any acquisition by the Company or any subsidiary or an employee benefit plan of the Company);

          (ii) the incumbent Board (including certain later elected directors) on the date the Incentive Plan is approved by shareholders ceases to constitute at least a majority of the Board;

          (iii) approval by Company shareholders of a reorganization, merger or consolidation, in which the owners of the stock of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the stock of the corporation resulting from such reorganization, merger or consolidation; or

          (iv) a complete liquidation or dissolution of the Company occurs, or the sale or other disposition of all or substantially all of the assets of the Company.

STOCK APPRECIATION RIGHTS

     The Committee may award stock appreciation rights under the Incentive Plan either with or without related options, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to the Company all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the Common Stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the Common Stock under the related option or, if not related to an option, the fair market value of Common Stock on the date the stock appreciation right was awarded. The Committee may limit the amount which can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent surrendered, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. The Company's obligation arising upon exercise of a stock appreciation right may be paid in Common Stock or in cash, or in any combination of the two, as the Committee may determine.

     Stock appreciation rights may only be exercised when the fair market value of the Common Stock covered by the stock appreciation right exceeds the exercise price of the underlying option, or, if there is no underlying option, the Common Stock on the date the stock appreciation right was granted. In addition, it is possible under the Incentive Plan for stock appreciation rights to be awarded which are exercisable only during a specified period of time following a Change of Control. Insiders may exercise Change of Control stock appreciation rights in accordance with their terms.

RESTRICTED STOCK

     Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares lapse or been removed under the provisions of the Incentive Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Committee is also authorized to impose further restrictions on restricted stock awards, including additional events of forfeiture.

     The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on such shares will lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, as a result of the disability, death or retirement of the participant, or as a result of the occurrence of a Change of Control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

     During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.

PERFORMANCE STOCK

     Performance Stock may be issued from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee. More than one award of Performance Stock may be established by the Committee for a Participant and the awards may operate concurrently or for varied periods of time. Performance Stock will be issued only subject to the award and the Incentive Plan and consistent with meeting the goal or goals set by the Committee in the award. The Committee may at any time, in its sole discretion remove or revise any and all performance criteria for an award of Performance Stock.

TRANSFERABILITY OF INCENTIVE AWARDS

     Options or stock appreciation rights granted under the Incentive Plan will be transferable only as provided in the terms of the incentive award. Incentive stock options may not be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All incentive stock options granted to a participant under the Incentive Plan will be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his incentive stock options under the Incentive Plan.

AMENDMENT OF THE INCENTIVE PLAN AND INCENTIVE AWARDS

     The Board may amend the Incentive Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment, to the extent required by the Code, that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of shares of Common Stock that may be issued under the Incentive Plan, or (iii) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

     An employee will not incur federal income tax when he is granted a nonstatutory stock option, an incentive stock option, a stock appreciation right, restricted stock, or an award of future Performance Stock.

     Upon exercise of a nonstatutory option or a stock appreciation right, an employee generally will recognize ordinary compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax.

     An employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.

     In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. An employee will also include in his gross income as compensation income an amount equal to the fair market value of the shares of Performance Stock at the time the shares are delivered. Such amount will be included in income in the tax year in which such event occurs. The income recognized will be subject to income tax withholding by the Company.

     The Committee has authority under the Incentive Plan to adopt procedures to give a participant the right to deliver already owned Common Stock or to have a portion of the shares he would otherwise acquire under an incentive award withheld to cover his tax liabilities. The election will be effective only if made in compliance with the procedures established by the Committee.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options and stock appreciation rights and, with respect to restricted stock, when the restrictions lapse or are removed. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements. Moreover, there can be circumstances when the Company may not be entitled to a deduction for certain transfers of Common Stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a Change of Control.

     In addition to the limitations described above on the Company's right to a corresponding business expenses deduction, Code Section 162(m) generally imposes a $1 million limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for certain performance-based compensation if certain shareholder approval and outside director administration requirements are satisfied. The Plan is designed to qualify under Code Section 162(m) for stock options and to allow the grant of other incentive awards under terms and conditions that would qualify payments under the awards for deductibility under Code Section 162(m). This action is consistent with the Board's policy concerning Section 162(m) as explained under "Report of Human Resources, Compensation and Employee Benefits Committee".

VOTE REQUIRED

     The 1997 Stock Incentive Plan will be approved if the votes cast in favor of approval of the Incentive Plan at the Annual Meeting exceed the votes cast against approval.

     THE BOARD BELIEVES THAT APPROVAL OF THE 1997 STOCK INCENTIVE PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED 1997 STOCK INCENTIVE PLAN.

                         ITEM THREE -- APPROVAL OF THE
              TRIGON HEALTHCARE, INC. EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     The Board has adopted, and recommends that the shareholders approve, the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to provide a means through which the Company can encourage and assist employees of the Company and its subsidiaries in acquiring a stock ownership interest in the Company in order to assist the Company and its subsidiaries in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such employees to exert maximum efforts for the success of the Company.

     The following is a summary of the terms of the Purchase Plan. The summary is qualified in its entirety by the full text of the Purchase Plan, which is attached as Exhibit B. Capitalized terms used in this Item Three but not defined herein shall have the meanings assigned to them in Exhibit B.

PURPOSE

     The purpose of the Purchase Plan is to provide a means by which employees of the Company and its subsidiaries can be given an opportunity to purchase the Company's Common Stock through payroll deductions. The Purchase Plan is an employee stock purchase plan under Code Section 423. That section provides certain tax benefits to employees, as explained below. The Purchase Plan authorizes the reservation of 1,000,000 shares of Common Stock for issuance under the Purchase Plan.

ADMINISTRATION

     The Purchase Plan is administered by the Human Resources, Compensation and Employee Benefits Committee of the Board (the "Committee"). The Committee has the full power, discretion and authority to interpret and administer the Purchase Plan and the rights granted under it.

ELIGIBILITY

     Once the Purchase Plan becomes effective, any person who is employed by the Company or its subsidiaries is eligible to participate in the Purchase Plan on the first day of any payroll period following the employee's commencement of employment with the Company. An employee is not eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock that the employee may purchase under all outstanding options. No employee will be permitted to purchase more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by electing payroll deductions from 1% to 15% of gross compensation. All such payroll deductions must be in increments of 1% of gross compensation.

PURCHASE PRICE

     The purchase price per share at which shares are sold under the Purchase Plan equals the lower of (a) 85% of the fair market value of a share of Common Stock on the first trading day of the calendar quarter (a "Grant Date"), or (b) 85% of the fair market value of a share of Common Stock on the Investment Date for that calendar quarter. The Committee may increase the percentage above 85%.

PAYROLL DEDUCTIONS

     Payroll deductions are accumulated during each calendar quarter and applied towards the purchase of Common Stock of the Company on the last trading day of each calendar quarter (each an "Investment Date"). An employee may terminate his participation in the Purchase Plan at any time, but may not participate again for six months. An employee may change his payroll deduction up to four times per calendar year. An election may not be revoked for the remainder of the payroll period. An employee who sells or withdraws shares of Common Stock from his Investment Account may not participate for six months.

PURCHASE OF STOCK

     By executing an election to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. On each Investment Date, the Company will apply the funds in the participant's account to the purchase of shares of its Common Stock in full and fractional shares. If the aggregate number of shares to be purchased on any Investment Date would exceed the maximum aggregate number available under the Purchase Plan, the shares available will be allocated among such participants in proportion to their contributions during the quarter. The shares may be purchased from the Company or on the open market. If shares are purchased on the open market, the Company pays any brokerage and other costs and discount below the market price.

TERMINATION OF EMPLOYMENT

     An employee's participation in the Purchase Plan will be terminated when the employee retires, terminates active employment, or dies. The employee will receive a certificate for the shares in his Investment Account and a cash refund of his Payroll Deduction Account. A participant may elect to have the shares in his Investment Account sold and receive the sale proceeds less expenses.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted, except: (a) to the extent that an employee is permitted to designate a beneficiary as provided in the Purchase Plan, (b) to the extent permitted by will or the laws of descent and distribution if no such beneficiary has been designated, and (c) pursuant to a qualified domestic relations order.

DURATION, AMENDMENT AND TERMINATION

     The Committee or the Board may suspend or terminate the Purchase Plan at any time. Unless earlier terminated by action of the Board or the Committee, the Purchase Plan will remain in effect until such time as no shares of Common Stock remain available for issuance under the Purchase Plan and the Company and employees have no further rights or obligations under the Purchase Plan.

     The Committee or the Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the shareholders within twelve (12) months of its adoption by the Board if the amendment would: (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan (other than for appropriate adjustments for stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or like change in the capital structure of the Company), (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Code Section 423.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify under the provisions of Code Sections 421 and 423. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this tax, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the Grant Date and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Investment Date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

VOTE REQUIRED

     The Purchase Plan will be approved if the votes cast in favor of approval of the Purchase Plan at the Annual Meeting exceed the votes cast against approval.

     THE BOARD BELIEVES THAT APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED EMPLOYEE STOCK PURCHASE PLAN.

                          ITEM FOUR -- APPROVAL OF THE
                      TRIGON HEALTHCARE, INC. NON-EMPLOYEE
                         DIRECTORS STOCK INCENTIVE PLAN

INTRODUCTION

     The Board has adopted, and recommends that the shareholders approve, the Company's Non-Employee Directors Stock Incentive Plan (the "Directors Plan"). The Directors Plan is intended to encourage ownership of Common Stock by non-employee members of the Board as a means to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

     The Directors Plan became effective February 19, 1997, subject to shareholder approval. Unless sooner terminated by the Board, the Directors Plan will terminate on February 18, 2007. No awards may be made under the Directors Plan after termination.

     The principal features of the Directors Plan are summarized below. The summary is qualified by reference to the complete text of the Directors Plan, which is attached as Exhibit C. Capitalized terms used in this Item Four but not defined herein shall have the meanings assigned to them in Exhibit C.

GENERAL

     The Directors Plan authorizes the reservation of 550,000 shares of Common Stock for issuance pursuant to awards made under the Directors Plan. Such awards may be in the form of stock options or Common Stock. Shares subject to options granted under the Directors Plan that are not issued under the Directors Plan because such options are canceled, expire or otherwise terminate unexercised may be subjected to another award under the Directors Plan. Adjustments will be made in the number of shares that may be issued under the Directors Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.

     The Common Stock is traded on the New York Stock Exchange, and on March 6, 1997, the closing price was $18 1/2. The Company presently intends to register the shares issuable under the Directors Plan under the Securities Act of 1933 after shareholder approval of the Directors Plan is received.

ELIGIBILITY

     Each director of the Company who is not an employee of the Company or any subsidiary and has not been an employee of the Company or any subsidiary for at least one year is eligible to participate in the Directors Plan (a "Director"). The Company currently has 16 non-employee directors eligible to participate.

STOCK OPTIONS

     The Directors Plan provides that an initial grant of an option for 10,000 shares will be made to all Directors at the 1997 Annual Meeting if the Directors Plan is approved by shareholders. Thereafter, each Director who is elected for the first time to be a non-employee director will be granted an option to purchase 10,000 shares of Common Stock, upon the date of his initial election. The Directors Plan provides that these options vest in annual installments over three years.

     In addition to the initial grants, the Directors Plan provides for annual option grants of 5,000 shares to each non-employee director. The grants will be made on the date of each Annual Meeting. These annual grants will vest in annual installments over three years.

     Options to purchase shares of Common Stock granted under the Directors Plan are nonstatutory stock options. The option price of Common Stock covered by an option is 100 percent of the fair market value of the Common Stock on the date of a grant. If the Directors Plan is approved, for the initial grant at the 1997 Annual Meeting, the option price is the higher of the fair market value on the date of the Annual Meeting or the average of the Common Stock's fair market value for the 20 trading days preceding the Annual Meeting.

     Once vested, options may be exercised until the first to occur of (i) ten years from the date on which the option was granted, or (ii) three years from the Director's termination of service as a director of the Company. Upon a Change of Control, all outstanding options become fully vested.

                               NEW PLAN BENEFITS
                  NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

NAME AND POSITION                                       NUMBER OF UNITS (1)
-----------------                                       -------------------
Executive Group......................................               0
Non-Executive Director Group.........................         160,000
Non-Executive Officer Employee Group.................               0

-------------

(1) The units represent the number of shares under the stock options which will be granted to Directors if the Directors Plan is approved by shareholders.

ELECTION OF STOCK FOR FEES

     Directors may elect in advance to receive all or a part of their Directors' fees in the form of Common Stock. The number of shares of Common Stock is the amount of the fees divided by the fair market value of the Common Stock on the last trading day of each calendar quarter. If a Director elects to receive 100% of his or her fees for a year as Common Stock, the Director also receives additional Common Stock equal to 30% of the fees.

DEFERRAL OF STOCK

     Directors may elect in advance to defer the receipt of the Common Stock that is received in lieu of fees. If a Director elects to defer receipt of the Common Stock, the amount of the fees or an equivalent amount of Common Stock is contributed by the Company to a trust. The trustee purchases Common Stock on the open market with the fees. The trust holds any Common Stock in the name of the Director and reinvests dividends in Common Stock. When the Director ceases to be on the Board for any reason, all Common Stock held in the trust pursuant to the Directors Plan is paid out to the Director pursuant to the Director's election.

TRANSFERABILITY OF INCENTIVE AWARDS

     Options granted under the Directors Plan will not be transferable except to members of the Director's immediate family, family trusts or family partnerships as provided in the terms of the award. Upon the death of a Director, his or her personal representative or beneficiary may exercise the options.

AMENDMENT OF THE DIRECTORS PLAN AND AWARDS

     The Board may amend the Directors Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to Directors under the Directors Plan, or (ii) materially increase the number of shares of Common Stock that may be issued under the Directors Plan. Awards granted under the Directors Plan may be amended with the consent of the Director so long as the amended award is consistent with the terms of the Directors Plan.

FEDERAL INCOME TAX CONSEQUENCES

     A Director will not incur federal income tax when he is granted a nonstatutory stock option. Upon exercise of a nonstatutory option, a Director generally will recognize ordinary earned income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price.

     A Director generally may deliver shares of Common Stock instead of cash to acquire shares under a stock option, without having to recognize taxable gain on any appreciation in value of the shares delivered.

     In general, a Director who has deferred shares of Common Stock will include in his gross income as earned income an amount equal to the fair market value of the shares of Common Stock at the time the shares are distributed from trust. Such amount will be included in income in the tax year in which such event occurs.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the Director recognizes as ordinary income.

VOTE REQUIRED

     The Non-Employee Directors Stock Incentive Plan will be approved if the votes cast in favor of approval of the Directors Plan at the Annual Meeting exceed the votes cast against approval.

     THE BOARD BELIEVES THAT APPROVAL OF THE NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN.

                          ITEM FIVE -- RATIFICATION OF
                       SELECTION OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of its Audit Committee, has selected KPMG Peat Marwick LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year

1997 and is submitting this matter to shareholders for their ratification. KPMG Peat Marwick LLP has served as the independent auditors of Trigon BCBS and its predecessors since 1971. If shareholders do not ratify the selection of KPMG Peat Marwick LLP, other independent auditors will be considered. One or more partners of the firm of KPMG Peat Marwick LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions that may be asked by shareholders.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS TO EXAMINE AND REPORT UPON THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR THE YEAR 1997.

                           ITEM SIX -- OTHER BUSINESS

     If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper. At this time the Company does not know of any other business that will be presented to the meeting.

                   PROPOSALS BY SHAREHOLDERS FOR PRESENTATION
                           AT THE 1998 ANNUAL MEETING

     Proposals that any shareholder desires to have included in the proxy statement for the 1998 Annual Meeting of shareholders must be received by the Company no later than November 14, 1997.

     Section 1.3 of the Company's Bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. To be timely, a shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage thereon prepaid, addressed to the Secretary of the Company at the principal office of the Company. Any such notice must be received (i) on or after the first day of February and before first day of March of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting, as prescribed in the Company's Bylaws, has been changed by more than 30 days. Each such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Company's stock transfer books, of the shareholder proposing business, (ii) the class and number of shares of stock of the Company beneficially owned by such shareholder, (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, and (v) any interest which the shareholder may have in such business.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER MARCH 31, 1997, FREE OF CHARGE, UPON WRITTEN REQUEST TO CHERYL F. MIDKIFF, OFFICE OF INVESTOR RELATIONS, TRIGON HEALTHCARE, INC., P.O. BOX 27401, RICHMOND, VIRGINIA 23279, OR BY CALLING (804) 354-3224.

                                            By Order of the Board of Directors

                                        /s/ J. Christopher Wiltshire
                                            -----------------------------------
                                            J. Christopher Wiltshire, Secretary

March 13, 1997

                                                                       EXHIBIT A

                            TRIGON HEALTHCARE, INC.

                           1997 STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of this Trigon Healthcare, Inc. 1997 Stock Incentive Plan is to further the long term stability and financial success of Trigon Healthcare, Inc., and its Subsidiaries, by attracting and retaining key employees through the use of cash and stock incentives. It is believed that ownership of Company Stock and the use of cash incentives will stimulate the efforts of those employees upon whose judgment and interests the Employers are and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain employed with the Employers and will further the identification of those employees' interests with those of the Trigon Healthcare, Inc. shareholders. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. DEFINITIONS

     As used in the Plan, the following terms have the meanings indicated:

     (a) ACT means the Securities Exchange Act of 1934, as amended.

     (b) APPLICABLE WITHHOLDING TAXES means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Award, any lapse of restrictions on Restricted Stock, any grant of Performance Stock, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

     (c) BOARD means the Board of Directors of Trigon Healthcare, Inc.

     (d) CHANGE OF CONTROL means an event described in (i), (ii), (iii), or
(iv):

          (i) The acquisition by a Group of Beneficial Ownership of 20% or more of the Stock of the Company, but excluding for this purpose any acquisition by the Company (or a subsidiary) or an employee benefit plan of the Company. "Group" means any individual, entity or group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, and "Stock" means the then outstanding shares of Class A common stock of the Company.

          (ii) Individuals who constitute the Board on the date of approval of this Plan by shareholders (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board.

          (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of the Stock of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock of the corporation resulting from such reorganization, merger or consolidation.

          (iv) A complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company.

     (e) CODE means the Internal Revenue Code of 1986, as amended.

     (f) COMMITTEE means the Human Resources, Compensation and Employee Benefits Committee of the Board, provided that, if any member of the Human Resources Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the committee (but not be less than two members) shall be constituted as a subcommittee of the Human Resources, Compensation and Employee Benefits Committee to act as the Committee for purposes of the Plan.

     (g) COMPANY means Trigon Healthcare, Inc.

     (h) COMPANY STOCK means Class A Common Stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

     (i) DATE OF GRANT means the date on which an Incentive Award is granted by the Committee.

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     (j) DISABILITY or DISABLED means, as to an Incentive Stock Option, a
Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

     (k) EMPLOYER means the Company, and each Subsidiary that employs one or more Participants.

     (l) FAIR MARKET VALUE means the closing trading price of a share of Company Stock, as reported in THE WALL STREET JOURNAL as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

     (m) INCENTIVE AWARD means, collectively, a Performance Award or the award of Restricted Stock, Performance Stock, an Option, or a Stock Appreciation Right under the Plan.

     (n) INCENTIVE STOCK OPTION means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

     (o) MATURE SHARES means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     (p) NONSTATUTORY STOCK OPTION means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

     (q) OPTION means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

     (r) PARTICIPANT means any employee of the Company or an Subsidiary who receives an Incentive Award under the Plan.

     (s) PERFORMANCE AWARD means an Incentive Award made pursuant to Section 6.

     (t) PERFORMANCE CRITERIA means any of the following areas of performance of the Company, or any Subsidiary as determined under generally accepted accounting principles or as publicly reported by the Company: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; investment performance; operating income (with or without investment income or income taxes); operating cash flow; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue or assets; medical loss ratio; or number of policyholders or insured. Any Performance Criteria may be used with or without adjustment for extraordinary items or nonrecurring items.

     (u) PERFORMANCE GOAL means an objectively determinable performance goal established by the Committee with respect to a given Performance Award or grant of Restricted Stock that relates to one or more Performance Criteria.

     (v) PERFORMANCE STOCK means Company Stock awarded when performance goals are achieved pursuant to an award as provided in Section 8.

     (w) RESTRICTED STOCK means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

     (x) RULE 16B-3 means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

     (y) STOCK APPRECIATION RIGHT means a right to receive amounts from the Employer granted under Section 10.

     (z) SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the Date of Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (aa) TAXABLE YEAR means the fiscal period used by the Company for reporting taxes on income under the Code.

3. GENERAL

     The following types of Incentive Awards may be granted under the Plan:
Performance Awards, Restricted Stock, Performance Stock, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

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4. STOCK

     Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 3,550,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options, Restricted Stock or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. No more than 300,000 shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Award, that are granted to any individual Participant during any single Taxable Year.

5. ELIGIBILITY

     (a) All present and future employees of the Company or an Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or an Subsidiary shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

     (b) The grant of an Incentive Award shall not obligate an Employer to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

6. PERFORMANCE AWARDS

     (a) Each Performance Award shall be evidenced by an agreement (an "Award Agreement") setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Award. Each Performance Award shall be awarded and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan to any individual Participant in any Plan Year shall not exceed $2,000,000. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

     (b) The Committee shall establish the Performance Goals for Performance Awards to Participants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Award to Performance Award and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

     (c) The Committee shall establish for each Performance Award the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Award.

     (d) The actual payments to a Participant under a Performance Award will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Award Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

     (e) Performance Awards will be paid in cash, Company Stock or both, at such time or times as are provided in the Award Agreement. The Committee may provide in the Award Agreement that the Participant may make a prior election to defer the payment under a Performance Award subject to such terms and conditions as the Committee may determine.

     (f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     (g) A Participant who receives a Performance Award payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Award. The Company Stock may be issued without cash consideration.

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     (h) A Participant's interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (i) Whenever payments under a Performance Award are to be made in cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Grant Agreement so provides or the Committee subsequently authorizes, the Participant may elect
(i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

7. RESTRICTED STOCK AWARDS

     (a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Employer and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

     (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

     (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

     (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. The terms and conditions may include the achievement of a Performance Goal which shall be governed by the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m). Such terms and conditions may also include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

     (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions, subject to the restrictions of Section 6 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

     (f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Grant Agreement so provides or the Committee subsequently authorizes, the Participant may elect
(i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

8. PERFORMANCE STOCK AWARDS

     (a) The Committee may make grants of Performance Stock to Participants. Whenever the Committee deems it appropriate to grant Performance Stock, notice shall be given to the Participant stating the number of shares of Performance Stock granted and the terms and conditions to which the Performance Stock is subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Employer and the Participant.

     (b) Performance Stock may be issued pursuant to the Plan from time to time by the Committee when performance criteria established by the Committee have been achieved and certified by the Committee.

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     (c) Whenever the Committee deems it appropriate, the Committee may establish a performance criteria for an award of Performance Stock and notify Participants of their receipt of an award of Performance Stock. More than one award of Performance Stock may be established by the Committee for a Participant and the awards may operate concurrently or for varied periods of time. Performance Stock will be issued only subject to the award and the Plan and consistent with meeting the goal or goals set by the Committee in the award. A Participant shall have no rights as a shareholder until the Committee has certified that the performance objectives of the Performance Stock award have been met and the Performance Stock is issued. Performance Stock may be issued without cash consideration.

     (d) A Participant's interest in a Performance Stock award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (e) The Committee may at any time, in its sole discretion, remove or revise any and all performance criteria for an award of Performance Stock.

     (f) Each Participant shall agree at the time of receiving an award of Performance Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Grant Agreement so provides or the Committee subsequently authorizes, the Participant may elect
(i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

9. STOCK OPTIONS

     (a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 10), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement.

     (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

     (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

          (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

          (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

10. STOCK APPRECIATION RIGHTS

     (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

     (b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

          (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Employer unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation

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     Rights so exercised) and to receive in exchange from the Employer an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

          (ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

          (iii) Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

          (iv) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

     (c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

          (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Employer an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the price of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

          (ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

     (d) The manner in which the Employer's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

11. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

     (a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

     (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

     (c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

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     (d) As an alternative to making a cash payment to the Employer to satisfy
Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides or the Committee subsequently authorizes, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value) or
(ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

12. NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

     Options and Stock Appreciation Rights by their terms, shall be transferable to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

13. EFFECTIVE DATE OF THE PLAN

     The effective date of the Plan is February 19, 1997. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock or Performance Stock shall be awarded that is not contingent on these events and no Option or Stock Appreciation Right granted shall be exercisable.

14. TERMINATION, MODIFICATION, CHANGE

     If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 18, 2007. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding two sentences, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

15. CHANGE IN CAPITAL STRUCTURE

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

     (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

16. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deem appropriate to achieve the objectives of the Incentive Award and

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the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Committee shall have the power and complete discretion to determine
(i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the terms and conditions of any Performance Award,
(iii) whether all or any part of an Incentive Award shall be accelerated upon a Change of Control, (iv) the number of shares of Company Stock to be covered by each Incentive Award, (v) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (vi) when, whether and to what extent Stock Appreciation Rights shall be granted, (vii) the time or times when an Incentive Award shall be granted, (viii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (ix) when Options and Stock Appreciation Rights may be exercised, (x) whether a Disability exists,
(xi) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xiii) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Employer withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiv) the terms and conditions applicable to Restricted Stock awards, (xv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xvi) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xvii) the terms and conditions applicable to Performance Stock awards, (xviii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

     (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Employer, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

17. NOTICE

     All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to an Employer -- at the principal business address of the Company to the attention of the Treasurer; (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. INTERPRETATION

     The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

                                                                       EXHIBIT B

                            TRIGON HEALTHCARE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE AND EFFECT OF PLAN

     The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan is intended to comply with the terms of Code section 423 and Rule 16b-3 of the Act.

2. SHARES RESERVED FOR THE PLAN

     There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 1,000,000 shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchases at the expense of the Company on the open market or in private transactions.

3. DEFINITIONS

     Where indicated by initial capital letters, the following terms shall have the following meanings:

     (a) ACT: The Securities Exchange Act of 1934.

     (b) BOARD: The Board of Directors of the Company.

     (c) CODE: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

     (d) COMMITTEE: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

     (e) COMMON STOCK: The Company's Class A Common Stock.

     (f) COMPANY: Trigon Healthcare, Inc., a Virginia corporation, and any successor by merger, consolidation or otherwise.

     (g) COMPENSATION: The total earnings, prior to withholding, paid to an Eligible Employee during the applicable pay period, including bonuses, overtime and salary reduction contributions pursuant to Code section 401(k) plan. Compensation shall exclude salary reduction contributions and flex dollars pursuant to a Code section 125 plan, tax gross ups, relocation expenses, referral bonuses, tuition reimbursement, the imputed value of group life insurance, the economic value attributable to the employee under split dollar life insurance, car allowances, contest earnings (other than marketing or sales incentives) and any employer contributions (other than salary reduction contributions) to a 401(k) plan.

     (h) CUSTODIAN: A financial institution or other corporate entity selected by the Company from time to time to act as custodian for the Plan.

     (i) ELIGIBLE EMPLOYEE: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5 and Section 9.

     (j) ENROLLMENT FORM: The form filed by a Participant with the Committee authorizing payroll deductions pursuant to Section 6.

     (k) FAIR MARKET VALUE: The closing trading price of the Common Stock on the New York Stock Exchange as reported in the WALL STREET JOURNAL on the date in question, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

     (l) GRANT DATE: The first business day of each calendar quarter on which shares of Common Stock are or could be traded on the New York Stock Exchange.

     (m) INVESTMENT ACCOUNT: The account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 7.

     (n) INVESTMENT DATE: The last business day of each calendar quarter on which shares of Common Stock are or could be traded on the New York Stock Exchange.

     (o) PARENT: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (p) PARTICIPANT: An Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

     (q) PAYROLL DEDUCTION ACCOUNT: The account established for a Participant to hold payroll deductions pursuant to Section 6.

     (r) PLAN: The "Trigon Healthcare, Inc. Employee Stock Purchase Plan," as set forth herein and as amended from time to time.

     (s) PURCHASE PRICE: A percentage of the lower of the Fair Market Value of a share of Common Stock on the Grant Date or on the Investment Date. The percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%), at any time. Any increase or decrease shall be communicated to Eligible Employees not less than thirty (30) days prior to the first Grant Date affected by the change.

     (t) SUBSIDIARY OR SUBSIDIARIES: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The Committee shall be the Human Resources, Compensation and Employee Benefits Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

     Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees of the Company or any Subsidiary.

5. ELIGIBLE EMPLOYEES

     All employees of the Company or its Subsidiaries shall be eligible to participate in the Plan as of the first day of the payroll period coincident with or following commencement of employment, or as soon as administratively practicable thereafter. Eligibility to participate is also subject to the provisions of Section 9.

     No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan. No independent contractor who is not an employee shall be eligible to participate in the Plan.

6. ELECTION TO PARTICIPATE

     Each Eligible Employee may become a Participant by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Compensation. Such regular payroll deductions shall be in one percent (1%) increments of Compensation subject to a minimum deduction of one percent (1%) and a maximum deduction of fifteen percent (15%) of Compensation per pay period. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

     A Participant may cease his participation in the Plan at any time. An Eligible Employee who has ceased to be a Participant may not again become a Participant for six (6) months. Not more than four (4) times during any calendar year, a Participant may increase or decrease his payroll deduction by filing a new Enrollment Form. The change will be effective as of the payroll period following the date of the Participant's election change. Once an election is in place, it may not be revoked for the remainder of the payroll period.

     A Participant selling or withdrawing shares of Common Stock in his Investment Account (which includes requesting a certificate) shall cease to be a Participant for six (6) months and shall not become a Participant until a new election is made pursuant to Section 6. Such six (6) month suspension shall be effective as of the first day of the payroll period coincident with or following the Participant's withdrawal.

     Enrollment Forms must be filed before the beginning of a payroll period to be effective for that payroll period unless a different period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the first day of the next payroll period.

7. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

     Each Participant having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares (excluding fractional shares unless otherwise determined by the Committee) which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. All cash dividends paid with respect to shares of the Common Stock shall be added to a Participant's Payroll Deduction Account and shall be used to purchase shares of Common Stock for the Participant's Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.

     All dividends of Common Stock distributed in-kind shall be added to the shares held for a Participant in his Investment Account. Any distribution of shares with respect to shares of Common Stock held for a Participant, other than a dividend of Common Stock, shall be distributed to the Participant as soon as practicable. Certificates for full shares will be issued and fractional shares will be sold and the proceeds of sale, less selling expenses, distributed to the Participant.

8. STOCK PURCHASES

     The Custodian shall acquire shares of Company Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9. LIMITATION ON PURCHASES

     No Participant may purchase during any one calendar year under the Plan (or combined with any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each Grant Date) in excess of $25,000. This limitation shall be interpreted to comply with Code section 423(b)(8).

     A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the employee shall cease to be a Participant.

10. TITLE OF ACCOUNTS

     The Custodian shall maintain an Investment Account for each Participant. Each Investment Account shall be in the name of the Participant or, if he so indicates on his Enrollment Form, in his name jointly with a member of his family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Account in his name as tenant in common with a member of his family, without right of survivorship.

11. RIGHTS AS A SHAREHOLDER

     A Participant shall have the right at any time to obtain a certificate for the full shares of Common Stock credited to his Investment Account. A Participant shall have the right at any time to direct that any full shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him. When a Participant ceases to be a Participant, the

Participant may elect to have his shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or the Participant may elect to have a certificate for the full shares of Common Stock credited to his Investment Account forwarded to him. In either event, the Custodian will sell any fractional interest held in his Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his Payroll Deduction Account to him.

     As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Grant Date on which such shares were purchased.

12. RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution.

13. CHANGE IN CAPITAL STRUCTURE.

     In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

14. RETIREMENT, TERMINATION AND DEATH

     In the event of a Participant's retirement, termination of active employment, or death, the amount in his Payroll Deduction Account shall be refunded to him, and, unless otherwise elected, certificates will be issued for full shares held in his Investment Account. If a Participant elects to have his shares sold, he will receive the proceeds of the sale, less selling expenses. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount and all shares shall be delivered to his estate.

15. AMENDMENT OF THE PLAN

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participants under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16. TERMINATION OF THE PLAN

     The Plan and all rights of employees hereunder shall terminate:

          (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) at any prior date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17. EFFECTIVE DATE OF PLAN

     The Plan was approved by the Board of Directors on February 19, 1997 subject to approval by the Company's shareholders, and, if approved, the Plan shall become effective on the date designated by the Committee subsequent to such approval.

18. GOVERNMENT AND OTHER REGULATIONS

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19. INDEMNIFICATION OF COMMITTEE

     Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

20. GOVERNING LAW

     The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Virginia.

                                                                       EXHIBIT C

                            TRIGON HEALTHCARE, INC.

                  NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

1. PURPOSE

     The purpose of the Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

2. DEFINITIONS

     As used in the Plan, the following terms have the meanings indicated:

     (a) ACT means the Securities Exchange Act of 1934, as amended.

     (b) ANNUAL MEETING means the annual meeting of shareholders at which a class of members of the Board are routinely elected.

     (c) BOARD means the Board of Directors of the Company.

     (d) CHANGE OF CONTROL means an event described in (i), (ii), (iii), or
(iv):

          (i) The acquisition by a Group of Beneficial Ownership of 20% or more of the Stock of the Company, but excluding for this purpose any acquisition by the Company (or a subsidiary) or an employee benefit plan of the Company. "Group" means any individual, entity or group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, and "Stock" means the then outstanding shares of Class A common stock of the Company.

          (ii) Individuals who constitute the Board on the date of approval of this Plan by shareholders (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board.

          (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of the Stock of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock of the corporation resulting from such reorganization, merger or consolidation.

          (iv) A complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company.

     (e) COMPANY means Trigon Healthcare, Inc.

     (f) COMPANY STOCK means the Class A Common Stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be the Company Stock within the meaning of the Plan.

     (g) DATE OF GRANT means the date as of which a director is automatically awarded an Option pursuant to Section 6.

     (h) EFFECTIVE DATE means the date the Plan is adopted by shareholders of the Company.

     (i) ELIGIBLE DIRECTOR means a member of the Board who is not an employee of the Company or any Subsidiary.

     (j) FAIR MARKET VALUE means the closing trading price of a share of Company Stock, as reported in THE WALL STREET JOURNAL as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

     (k) FEES means all amounts payable to an Eligible Director for services rendered as a director, including retainer fees, meeting fees, and committee fees, but excluding travel and other out of pocket expense reimbursements.

     (l) OPTION means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

     (m) PLAN YEAR means the period on the date of an Annual Meeting and ending on the day before the next Annual Meeting.

     (n) SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the Date of Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. PARTICIPATION IN THE PLAN

     Each Eligible Director who was not an employee of the Company or Subsidiary for at least one year before the Date of Grant of an Option under the Plan shall be eligible to receive Options under Section 6. Each Eligible Director shall be eligible to elect to receive Company Stock in lieu of Fees under Section 7 and to elect to defer receipt of Company Stock under Section 8.

4. STOCK SUBJECT TO THE PLAN

     The maximum number of shares of Company Stock that may be issued upon exercise of Options granted pursuant to the Plan shall be 550,000, subject to adjustment as provided in Section 13. Shares that have not been issued under the Plan allocable to Options and portions of Options that expire or terminate unexercised may again be subject to a new Option.

5. NON-STATUTORY STOCK OPTIONS

     All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Internal Revenue Code section 422.

6. AWARD, TERMS, CONDITIONS AND FORM OF OPTIONS

     Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

     (a) AUTOMATIC AWARD OF OPTION. Options for the purchase of shares of Company Stock shall be awarded at the times and for the number of shares as follows:

          (i) Each Eligible Director on the Effective Date of the Plan shall automatically receive an Option to purchase 10,000 shares as of the Effective Date.

          (ii) After the Effective Date, each first-time newly-elected director who is an Eligible Director on the date of his or her first election to the Board shall automatically receive an Option to purchase 10,000 shares as of the date of the annual meeting of the Company's shareholders at which he or she is first elected.

          (iii) Each year after the Effective Date, each Eligible Director (other than a first-time newly-elected director or a director not reelected) shall automatically receive an Option to purchase 5,000 shares as of the date of the annual meeting of the Company's shareholders.

If at any time under the Plan there are not sufficient shares available to permit fully the automatic Option grants described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

     (b) OPTION EXERCISE PRICE. The Option exercise price shall be the Fair Market Value of the Company Stock on the Date of Grant. For the grant on the Effective Date, the Option exercise price shall be the higher of the Fair Market Value of the Company Stock on the Date of Grant or the average of the Fair Market Value of the Company Stock on the twenty trading days immediately preceding the Date of Grant.

     (c) EXERCISE OF OPTIONS. Subject to Section 6(e) below, all Options shall become exercisable as follows: one-third on the day before the first annual meeting of shareholders after the Date of Grant; one-third on the day before the second annual meeting after the Date of Grant; and the remainder on the day before the third annual meeting of shareholders after the Date of Grant; provided that the Eligible Director is a director of the Company on that day. If the Eligible Director ceases to be a director of the Company before an Option is fully exercisable, the unexercisable portion of the Option shall be forfeited immediately. Once exercisable, all or any portion of an Option may be exercised until the earlier of:

          (i) thirty-six months of the date the Eligible Director ceases to be a director of the Company for any reason, including death or disability; or

          (ii) the expiration of ten (10) years from the Date of Grant.

     (d) METHOD OF EXERCISE. An Option may be exercised by written notice to the Company at its principal office, stating the number of shares the optionee has elected to purchase, accompanied by payment in cash, or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the amount of the full Option exercise price for the shares of Company Stock being acquired pursuant to the exercise notice.

     (e) CHANGE OF CONTROL. Options shall become fully exercisable upon a Change of Control.

7. RECEIPT OF FEES IN STOCK

     (a) An Eligible Director may elect to receive up to 100 percent of his or her Fees in shares of Company Stock (a "Stock Election"). A Stock Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting for the Plan Year to which the Stock Election pertains. Except as provided in Section 7(c), a Stock Election may be revoked prior to the last day of any calendar quarter for all calendar quarters beginning after the revocation. A Stock Election must specify the applicable percentage of the Fees that the Eligible Director wishes to receive in shares of Company Stock (the "Designated Percentage").

     (b) If a Stock Election is made, the amount of Fees to be paid to an Eligible Director during each calendar quarter shall be determined on the last day of the quarter. The number of shares of Company Stock to be issued in lieu of the Fees shall be determined by multiplying the Designated Percentage times the Fees otherwise payable for the quarter and dividing that product by the Fair Market Value of the Company Stock on the last day of the quarter. If this formula produces a fractional share, the Eligible Director shall be paid in cash the Fair Market Value of the fractional share.

     (c) If the Designated Percentage in a Stock Election is 100 percent, the number of shares of Company Stock as determined under Section 7(b) shall be increased by 30 percent, rounded down to the next whole share. To receive the increased amount of Company Stock, the Stock Election must be irrevocable in respect to the Plan Year to which it pertains.

8. DEFERRALS OF STOCK

     (a) An Eligible Director may elect to defer the payment of some or all of the shares of Company Stock otherwise payable under Section 7 by completing a deferral election (a "Deferral Election"). A Deferral Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting for the Plan Year to which the Deferral Election pertains. A Deferral Election shall be irrevocable in respect to the Plan Year to which it pertains. A Deferral Election must specify the applicable percentage of the shares of Common Stock that the Eligible Director wishes to defer. A Deferral Election may be made for a single Plan Year or may be made applicable to all future Plan Years until revoked. Any revocation shall be effective as of the last day of the Plan Year in which the revocation is made.

     (b) With respect to all shares of Company Stock for which a Deferral Election is made, the Company shall transfer shares of Company Stock or other assets equal in value to the shares (plus an amount equal to any acquisition costs) to a trust. The trust shall secure the Company's obligation to pay shares of Common Stock to the Eligible Director. The trust and its assets shall remain subject to the claims of the Company's creditors and any interest the Participant may be deemed to have in the trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. The certificates for shares issued to the trust shall be issued in the name of the trustee. For accounting purposes, the trustee shall maintain a separate account for each Eligible Director. All dividends and other distributions paid or made with respect to the Company Stock in a separate account shall be held in the account. All cash dividends or other distributions shall be invested in additional shares of Company Stock. The Eligible Director shall have the right to direct the trustee as to the voting of shares of Company Stock in the Eligible Director's account.

     (c) A Deferral Election shall provide for payment of the Company Stock at a future date or dates elected by the Eligible Director. In addition, the Eligible Director may elect to receive his account in the trust in a single lump sum payment upon the occurrence of a Change of Control in lieu of any other form that would otherwise be payable pursuant to a prior election. The single lump sum payment shall be paid in shares of Company Stock as soon as practicable after the Change of Control occurs. Except for an election made within 30 days of adoption of this Plan which shall be immediately effective, any election or revocation of an election by the Eligible Director shall be effective six months after it is made.

     (d) A beneficiary may elect to receive the balance of any unpaid benefit in a single lump sum payment upon the occurrence of a Change of Control in lieu of the benefit that would otherwise be payable. The single lump sum payment shall be paid in shares of Company Stock as soon as practicable after the Change of Control occurs. Except for an election made within 30 days of becoming a beneficiary which shall be immediately effective, any election or revocation of an election by the beneficiary shall be effective six months after it is made.

9. WITHHOLDING

     If at any time it is determined that the Company is obligated to withhold income taxes upon the transfer of Company Stock as a result of the exercise of an Option by an optionee, the Company shall have the right to retain or sell without notice shares of Company Stock having a Fair Market Value sufficient on such date or dates as may be determined by the Board (but not more than five business days prior to the date on which such shares would otherwise have been delivered) to cover the amount of any federal or state income tax if required to be withheld or otherwise deducted and paid with respect to such payment and the exercise of the Option, remitting any balance to the optionee; provided, however, that the optionee shall have the right to make other arrangements satisfactory to the Company or to provide the Company with the funds to enable it to pay such tax. Notwithstanding the foregoing, the Company shall not sell shares of Company Stock if such sale will cause the optionee to incur a liability under Section 16(b) of the Act.

10. TRANSFERABILITY

     An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him; provided that an Eligible Director may transfer any Option to members of the Eligible Directors' immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Board. Except as specifically provided in an written option agreement, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or hers lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

11. ADMINISTRATION

     The Plan shall be administered by the Board. Grants of Options under the Plan shall be automatic as described in Section 6. The Board shall have all powers necessary to administer the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his or hers own willful misconduct or as expressly provided by statute.

12. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     Except for the terms of an Option contained in Section 6, the Board shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not have the effect of altering, enhancing or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.

13. TERMINATION

     The Plan shall terminate upon the earlier of:

     (a) the adoption of a resolution of the Board terminating the Plan;

     (b) the date shares of Company Stock are no longer available under the Plan for the automatic award of Option shares;

or

     (c) the tenth anniversary of the Effective Date.

No termination of the Plan shall without his or her consent materially and adversely affect any of the rights or obligations of any person under any Option previously granted under the Plan.

14. LIMITATION OF RIGHTS

     (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

     (b) NO SHAREHOLDERS RIGHTS UNDER OPTIONS. An optionee shall have no rights as a shareholder with respect to Shares covered by his or her Options until the date of exercise of the Option, and, except as provided in Section 13, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

15. CHANGES IN CAPITAL STRUCTURE

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the number of shares to be granted to an Eligible Director under Section 6, the exercise price, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to outstanding Options as the Board deems appropriate.

     (c) Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any Participant, and the Board's determination shall be conclusive and binding on all persons for all purposes.

16. AMENDMENT OF THE PLAN

     The Board (except as provided below) may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment shall increase the number of Shares subject to the Plan (except as provided in Section 13), or materially increase the benefits accruing to Eligible Directors under the Plan, including amendments to the option price and number of shares provided in Section 6.

17. NOTICE

     All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company -- at its principal business address to the attention of the Treasurer; (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. CONSTRUCTION

     The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

                            Trigon Healthcare, Inc.
P
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 APRIL 16, 1997
O

X The undersigned, having received the Annual Report to the Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy
Y Statement dated March 13, 1997, hereby appoints Ronald M. Nash and J. Christopher Wiltshire, and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Class A Common Stock of Trigon Healthcare, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 16, 1997, at 9:00 a.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote as set forth on the reverse hereof.

        Election of Directors, Nominees:

        Hunter B. Andrews, Lenox D. Baker, Jr., M.D.,
        Frank C. Martin, Jr., Donald B. Nolan, M.D.,
        Hubert R. Stallard


                            (CONTINUED ON REVERSE)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                          ^  FOLD AND DETACH HERE ^

                            [Trigon Logo] TRIGON(R)

                            Trigon Healthcare, Inc.

                          Directions to Annual Meeting
                             2015 Staples Mill Road
                            Richmond, Virginia 23230


Arriving from the East on I-64                                       Arriving from the North on I-95
from Williamsburg, VA Beach, etc.                                    from Fredericksburg, Washington, D.C.
DO NOT TAKE I-295 North I-95 exit                                    DO NOT TAKE I-295 to I-64 West exit
---------------------------------                                    -----------------------------------
FOLLOW I-64 WEST RICHMOND                                            FOLLOW I-95 SOUTH RICHMOND
  1. Take I-64 West to I-95/I-64 Interchange.                          1. Take I-95 South to I-64 West, exit 79.
  2. Take I-64 West again exit 79 off of I-95 North.                   2. Take Staples Mill Road exit 185 off of I-64 West
  3. Take Staples Mill Road exit 185 off of I-64 West and                 and follow signs to Route 33 East.
     follow signs to Route 33 East.                                    3. Go 1/2 mile on Staples Mill Road to Trigon
  4. Go 1/2 mile on Staples Mill Road to Trigon                           Headquarters on your left.
     Headquarters on your left.

                                                                     Arriving from the West on I-64
Arriving from the South on I-95                                      from Charlottesville, etc.
from Petersburg, North Carolina, etc.                                DO NOT TAKE I-295 to North I-95 exit
  1. Take I-95 North to I-64 West.                                   ------------------------------------
  2. Take Staples Mill Road exit 185 off of I-64 West and            Take I-64 EAST RICHMOND
     follow signs to Route 33 East.
  3. Go 1/2 mile on Staples Mill Road to Trigon                        1. Take I-64 East to the Staples Mill Road exit 185B
     Headquarters on your left.                                           and follow signs to Route 33 East.
                                                                       2. Go 1/2 mile on Staples Mill Road to Trigon
                                                                          Headquarters on your left.

PAGE

[X] Please mark your
    vote as in this                                                       0904
    example.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR THE NAMED NOMINEES IN THE PROXY STATEMENT AND FOR ITEMS 2, 3, 4
AND 5.



1. Election of     FOR   WITHHELD                   2. Approval of the     FOR   AGAINST  ABSTAIN
   Directors       [ ]     [ ]                         Company's 1997      [ ]     [ ]      [ ]
   (see reverse)                                       Stock Incentive
                                                       Plan.
For, except vote withheld from the following nominee(s):
                                                    3. Approval of the     [ ]     [ ]      [ ]
-------------------------------------------------      Company's
                                                       Employee Stock
                                                       Purchase Plan





4. Approval of the          FOR   AGAINST  ABSTAIN
   Company's Non-           [ ]     [ ]      [ ]
   Employee Directors
   Stock Incentive Plan.

5. Approval of              [ ]     [ ]      [ ]
   Independent
   Auditors.

6. IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

                 Will attend annual meeting [ ]

 Any proxy or proxies previously given for the meeting are revoked.

SIGNATURE(S)                                                   DATE:
             ------------------------------------------------        -----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                          ^  FOLD AND DETACH HERE  ^


                            [TRIGON LOGO] TRIGON(R)
                            Trigon Healthcare, Inc.

                         Annual Meeting of Shareholders

                           Wednesday, April 16, 1997
                                   9:00 a.m.
                             2015 Staples Mill Road
                            Richmond, Virginia 23230


If you have any questions, please call 1-800-619-1697 (toll free)